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                                                                    EXHIBIT 21.1


                      Subsidiaries of Starbase Corporation


          Name                               Jurisdiction of Organization
          ----                               ----------------------------
Genitor Acquisition Corp                               Delaware
ObjectShare Inc.                                       Delaware
Starbase Canada Limited                          New Brunswick, Canada
Starbase Corporation Limited                        United Kingdom
Technology Builders, Inc.                               Georgia
worldweb.net, Inc.                                     Delaware
worldweb.net Europe Inc.                               Delaware